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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 3,000,000 shares of Accredo Health, Incorporated common stock to be issued under the Accredo Health, Incorporated 2002 Long-Term Incentive Plan of our report dated August 16, 2002, with respect to the 2002 consolidated financial statements and schedule of Accredo Health, Incorporated included in its Annual Report (Form 10-K) for the year ended
June 30, 2004, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Memphis, Tennessee
January 12, 2005